Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Government Securities Income Fund--GNMA Series--1K

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 33-21457 of our opinion dated November 10, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 1, 1999